UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2011

SURNA INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

1103 United Success Commercial Centre

508 Jaffe Road

Causeway Bay

Hong Kong

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 852.3721.3668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*EXPLANTORY NOTE: The Registrant is amending this Current Report on Form 8-K to include the Pro-Forma and Audited Finanical Statements.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On September 2, 2011, Surna Inc. (“Surna”) filed a Current Report on Form 8-K reporting that on September 1, 2011 it had completed the acquisition of Surna Media Inc. (“SMI”), by way of a share exchange. This Amendment No. 1 amends the Current Report on Form 8-K dated September 2, 2011 to provide the financial statement information required by Item 9.01 which was excluded from the initial filing in reliance on Items 9.01(a)(4) and 9.01(b)(2).

On September 1, 2011, we completed our acquisition of SMI through the issue of 20,000,000 restricted shares of common stock to interest owners of SMI in exchange for all of their interest in SMI, and SMI thereby became our wholly owned subsidiary entity. SMI owns 100% of Surna Hongkong Limited, a Hong Kong limited liability company which in turn owns 100% of Flying Cloud Information Technology Co. Ltd., an enterprise organized in Pudong, Shanghai under the laws of the People’s Republic of China (the “PRC”).

SMI was incorporated on October 29, 2010 and is in the business of developing web games that are playable online through a web browser or mobile device. SMI has developed its own games since May 2011. On May 1, 2011, Surna Hongkong purchased the rights to a partially completed web game from Kopere Limited, a company controlled by Cherry Ping-Wai Lim, one of our Directors. This game is in a genre known as an Action Role-Playing Game (“ARPG”) and has the English title Demon Immortal. Demon Immortal was further developed by Surna Hongkong and the simplified Chinese version of the game has been tested since June 2011 as an open beta (available for any member of the public to sign up and the game is charging for in-game items and top-up of game credits) in the PRC, and is expected to have a wider launch in 2012. The traditional Chinese version, for the Hong Kong market, started a charging open-beta in October 2011 and is expected to have a wider launch in 2012.

SMI currently has other products in development:

-  “Hamsterland,” a social network and web game designed for young children and pre-teens.

-   A Hamsterland game for the iPhone mobile platform.

-  “Serica,” an ARPG web game based on a Chinese and Central Asian theme.

The development of Hamsterland has been contracted to Flying Cloud by Shuren Limited, a BVI corporation company which is owned and controlled by Lim Clarke & Co Limited, a company owned and controlled by our Directors.

Flying Cloud has its principal operations in Guangzhou, Guangdong, PRC. Approximately 40 staff members are employed there. Of these, 14 are software developers and programmers, 14 are graphic artist and designers, 5 are operations and marketing, and 10 are management, administration or support staff. Most PRC staff in Guangzhou are hired by Flying Cloud through an outsourced payroll services company which handles all payroll and social security administration.

SMI and its subsidiaries lease the following offices and accommodation:

-  offices in two units in the same building in Yuexiu District, Guangzhou.

-  an apartment in Yuexiu District, Guangzhou which is maintained for executive accommodation.

-  an apartment in Tianhe District, Guangzhou, which is maintained for staff use.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

The SMI audited consolidated financial statements as of and for the year ended December 31, 2010 and SMI’s unaudited financial statements as of and for the six months ended June 30, 2011 are attached as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

The consent of MaloneBailey LLP, SMI’s independent registered public accounting firm, is attached as Exhibit 23.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial information of Surna and SMI as of and for the year ended November 30, 2010 and for the nine months ended August 31, 2011, are attached as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

(d) Exhibits.

Exhibit	Document Description

2.1

Share Exchange Agreement, dated August 10, 2011, between Surna Inc., Surna Media Inc. and the Shareholders of Surna Media Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 11, 2011)

23.1	Consent of MaloneBailey LLP
99.1	Surna Media Inc. audited consolidated financial statements for the year ended December 31, 2010 and unaudited consolidated financial statements for the six months ended June 30, 2011
99.2	Unaudited pro forma financial information for the year ended November 30, 2010 and the nine months ended August 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of February, 2012.

SURNA INC.

By:	/s/ Richard Clarke
Richard Clarke
President

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